UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2012

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 Ridge Road, Goshen, NY  10924
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Effective July 1, 2012, the employment of Denise Hawkins, the Company’s President, Chief Financial Officer and Secretary, will be on a part-time basis, and will be on an at-will basis with a base compensation at the rate of $5,000 per month.  She is entitled to a term life insurance policy for $1,000,000, subject to reasonable insurability, and health care benefits under our medical and dental insurance.  Upon termination of employment, she will be entitled to continued life insurance for one year, which she has the right to maintain at her own expense thereafter, and continued health insurance for one year.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 of this Report, on June 14, 2012, the Company’s stockholders approved a proposal to amend Section 1 of Article III of the Company’s bylaws with respect to the size of the Board of Directors.

As described under Item 5.07 of this Report, on June 14, 2012, the Company’s stockholders approved a proposal to effect a 1-for-125 reverse common stock split, to be immediately followed by a 125-for-1 forward common stock split via two amendments to the Company’s Certificate of Incorporation.  Each record holder owning fewer than 125 shares immediately prior to the reverse split will, instead of participating in the forward split, received a cash payment equal to $0.145 per share on a pre-split basis.  Subject to processing of the reverse/forward split actions with FINRA, the Company currently plans for the stock splits to be effected prior to the opening of business as of June 22, 2012, or as soon as practicable thereafter.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 14, 2012, the Company held an annual meeting of stockholders.  The total shares voted was 12,087,787.  Each of the matters voted upon at the meeting received the requisite number of votes.  The matters voted upon at the meeting, and the results of the voting, were as follows:

		For	Against	Abstentions	Non-Votes
1.	To amend the bylaws of the Company regarding the size of the Board of Directors.	11,250,571	331,346	505,870	0

		For	Withheld	Broker Non-Votes
2.	Election of Directors
	Michael W. Levin	8,342,667	419,097	3,326,023
	Willem van Rijn	8,346,617	415,147	3,326,023
	Paul C. Baker	8,348,317	413,447	3,326,023
	Edwin Ruzinsky	8,348,317	413,447	3,326,023
	Henry Royer	8,348,317	413,447	3,326,023
	Dennis Ridgeway	8,293,950	467,814	3,326,023
	Denise Hawkins	8,348,317	413,447	3,326,023

		For	Against	Abstentions	Non-Votes
3.	To approve the dissolution of the Company pursuant to the Plan of Dissolution	8,502,808	256,761	2,195	3,326,023
4.	To effect a 1-for-125 reverse common stock split immediately followed by a 125-for-1 forward common stock split	11,744,850	337,182	5,755	0
5.	To ratify the selection of EisnerAmper LLP as independent registered public accounting firm for the fiscal year ending June 30, 2012	11,752,947	329,185	5,655	0
6.	To adjourn the meeting to solicit additional proxies	11,442,309	327,067	317,971	0

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
3(i)(1)*	Certificate of Amendment of Certificate of Incorporation
3(i)(2)*	Certificate of Amendment of Certificate of Incorporation
3(ii)*	By-Laws, as amended and restated, as of June 14, 2012

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: June 18, 2012	By:	/s/ Denise Hawkins
Denise Hawkins
President